Exhibit 1.01

Trimble Inc.

Conflict Minerals Report For The Year Ended December 31, 2016

The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publically update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

This is the Conflict Minerals Report of Trimble Inc. for the 2016 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.

Introduction

Trimble provides technology solutions that enable professionals and field mobile workers to improve or transform their work processes. Our solutions, which can include a combination of hardware, software and services, are used across a range of industries including agriculture, architecture, civil engineering, survey and land administration, construction, geospatial, government, natural resources, transportation and utilities. Representative Trimble customers include engineering and construction firms, contractors, surveying companies, farmers and agricultural companies, enterprise firms with large-scale fleets, energy, mining and utility companies, and state, federal and municipal governments.

We design and manufacture, or have manufactured on our behalf, thousands of different hardware products ranging across multiple business divisions within our key business segments of Buildings and Infrastructure, Geospatial, Resources and Utilities, and Transportation. Many of these hardware products, which are typically based upon positioning or location technologies, including Global Navigation Satellite Systems (GNSS), lasers and optics, are built by our contract manufacturing partners.

Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. We are many levels removed from the mining or processing of minerals in our supply chain, however, and we do not directly source, or manage the sourcing of, raw materials, including conflict minerals.

Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other electrical mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.

Trimble’s Conflict Minerals Program

Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics and environmental responsibility. Our Conflict Minerals Policy Statement, as well as all of our Conflict Minerals Reports, are published on our public website and available at:

https://www.trimble.com/Corporate/Environmental_Compliance.aspx?tab=Conflict_Minerals_Policy_~_Disclosure.

We focus our due diligence efforts on determining the source and chain of custody of conflict minerals in the components and materials that are supplied to us. Tracing conflict minerals back to their country of origin, though, is a complex task that requires, among other things, screening for the possible presence of 3TG in parts or materials provided by our contract manufacturers and direct suppliers (which we refer to as “in-scope suppliers”), and then surveying such in-scope suppliers to understand what programs they have in place for tracing the source of minerals included in products or components supplied to us. Suppliers are deemed out-of-scope and not surveyed if they only provide software, plastic, packaging materials or other items that do not contain 3TG.

Trimble uses as its standard reporting template, and requires its in-scope suppliers to use, the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) to identify whether in-source suppliers source 3TG from the Covered Countries or from recycled or scrap sources. The CMRT is a key part of our due diligence efforts and is used to determine the source and chain of custody of 3TG in the components and materials that are supplied to us. We rely on the information provided through the CMRT by our supply chain, as well as smelter information provided by the CFSI and other industry organizations, to complete our Conflict Minerals Report.

As part of our supplier risk assessment, we require new suppliers to go through a screening and approval process so we can assess their use of 3TG and determine whether they are in-scope suppliers. We provide an initial survey to assess their use of 3TG and to understand their business processes. We also inform new suppliers of our “Supplier Requirements for the Sourcing of Conflict Minerals,” which further describe our Conflict Minerals Program goals and expectations.

Trimble requires in-scope suppliers to source from smelters that are certified by CFSI’s Conflict Free Smelter Program (“CFSP”) or that have undergone a third-party audit by a recognized provider. In the event of non-compliance by in-scope suppliers, we pursue corrective actions, which may include termination of the supplier.

Reasonable Country of Origin Inquiry (“RCOI”)

Since conflict minerals are necessary to the functionality of many of our hardware products, we conducted an RCOI to determine the origin of the 3TG present in our products delivered to customers. Given the complex nature of our supply chain and our extensive parts inventory, we assess our in-scope suppliers in three separate phases: (i) we first assess suppliers of parts containing 3TG that are used in the bill of materials for products that we are actively producing; (ii) we then review those suppliers that manufacture and sell to us their parts and components; and (iii) finally, we review suppliers of the companies and businesses that we acquire.

After our three phase assessment, we requested that in-scope suppliers provide us with information using the CMRT. We received a 96% response rate. Based on the CMRT responses from our in-scope suppliers and a review and analysis of the responses against CFSI’s RCOI list, which provides conflict minerals sourcing information for smelters, we concluded that 48% of the identified smelters directly sourced minerals from conflict free regions, 8% of smelters directly sourced from Covered Countries, but were compliant and 44% of the identified smelters were undisclosed or undetermined.

Based on our internal assessment of in-scope suppliers and the CMRT information we received back from our in-scope suppliers, we determined that it was necessary to exercise due diligence to determine the source and chain of custody of the conflict minerals contained in our products.

Trimble Due Diligence

We have designed our due diligence program to conform, in all material respects, with the framework in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition),” and the related supplements, published by the Organization for Economic Co-operation and Development. The following describes Trimble’s due diligence activities for the 2016 reporting year.

Step 1: Establish Strong Company Management Systems

•	We have made our Conflict Minerals Policy, described above, publicly available on our website.

•	We have established a team that is responsible for administering our Conflict Minerals Program. Our team is supported by, and works closely with, our third-party vendor, MetricStream. Our team consists of personnel from our corporate operation’s group, including representatives from our quality, internal audit and global commodity management departments, and works closely with our specific business area buyers and product managers to address supplier risks and disclosure issues.

•	If suppliers are unresponsive or do not provide the requested information, we have a process for escalating the matter to increasingly senior levels of management and considering corrective actions for suppliers that do not meet our stated expectations.

•	We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. We also engage suppliers by providing conflicts mineral training and orientation materials to assist our suppliers in completing the CMRTs, and provide support to answer suppliers’ questions. We maintain a conflict minerals resource page with links to resources about the conflict minerals law, the CMRT and our contact information for conflict minerals related inquiries: http://www.trimble.com/Corporate/Compliance/compliance_resources.aspx.

•	Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act such as notifying us of their use of conflict minerals.

•	We report on the status and progress of our Conflict Minerals Program during our operation group’s quarterly business and executive-level review meetings.

•	Our Conflict Minerals Program, as an established internal process, is subject to oversight by our internal audit group.

Step 2: Identify and Assess Risk in the Supply Chain

•	We requested each in-scope supplier to complete and return a CMRT so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. We identified the CMRT, the standardized reporting template developed by the CFSI, as the best method for collecting information about Trimble’s suppliers in order to identify and assess risks.

•	Working with MetricStream, we tracked responses from in-scope suppliers and initially categorized suppliers according to whether they provided in their CMRT responses: (i) legitimate smelter information, or (ii) inconsistent or incomplete information about smelters that required further investigation.

•	We use CFSI’s RCOI list to obtain conflict minerals sourcing information for the CFSP certified smelters identified on the CMRTs from our in-scope suppliers.

•	We have a defined process for reviewing and evaluating CMRT responses, including procedures to address incomplete or vague answers and to follow up with suppliers, as necessary.

•	We identify any “high risk” suppliers that require additional attention by focusing on suppliers that: (i) list smelters in the Covered Countries that were not certified as conflict-free by the CFSP; (ii) list smelters that are not recognized by the CFSP or another independent third-party source; (iii) identify smelters that may be financed by a U.S.-embargoed or -sanctioned country; or (iv) are unresponsive or do not provide any smelter information.

•	We leverage CFSI’s smelter database to validate the audit status of the smelters provided by our in-scope suppliers.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	We obtained updated smelter status data from the CFSP through our membership with CFSI and compared supplier provided information against such data. Smelters found not in compliance with the CFSP or equivalent independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged.

•	Any smelter or supplier that Trimble identified as “high risk” underwent further investigation and was subject to additional risk mitigation requests by Trimble.

•	We require high risk suppliers to commit to and implement a corrective action plan within a reasonable time frame, and if such plan is deemed ineffective or there is no progress made, at the discretion of management, the supplier is subject to suspension or termination.

•	We inform our in-scope suppliers of our identified high risk smelters and request our suppliers to work through their supply chain to find substitute smelters.

•	We participate in and support CFSI working groups on smelter due diligence practices for risk mitigation.

Step 4: Carry Out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	We are a member of the CFSI and rely on CFSI data to validate the conflict status of smelters to verify whether a smelter has been certified as “conflict free.”

•	Our third-party vendor, MetricStream, utilizes publicly available information regarding identified smelters to validate the existence and assess the conflict status of smelters.

•	We address conflict minerals in our general supplier audits, focusing on supplier CMRT responses and due diligence programs.

Step 5: Report on supply chain due diligence

•	Our annual Conflict Minerals Reports are publicly accessible on our website.

•	We remind “high risk” suppliers of our expectations for the upcoming 2017 conflict minerals reporting period and emphasize our requirements and goals.

Results of Due Diligence

Based on the responses received from suppliers, we identified a total of 310 smelters within our supply chain that were potential sources of 3TG for our suppliers. Trimble has adopted the same audit status designations utilized by CFSI to categorize the audit compliance status of smelters. We utilized CFSI’s smelter database to obtain recent smelter audit status as of March 29, 2017. The table below summarizes the status of smelters that were identified through the information provided by our in-scope suppliers. “Compliant Smelters” are those that have been certified as conflict-free. “Active Smelters” are existing smelters that are not yet certified, but which are engaged with CFSP or other third party auditors to achieve compliance. “In Communication” smelters are existing smelters that are not yet certified, but which demonstrate interest in participating in an audit program and are engaged with CFSP and/or other third party auditing organizations. “Alleged Smelters” are smelters that may or may not exist, and which are unknown to Trimble, CFSI or other sources. Schedule A lists the Compliant, Active, and In Communication Smelters reported by our in-scope suppliers that we believe processed 3TG which may have been used in Trimble products during the 2016 reporting period.

2016 Trimble Smelters Audit Status in reference to CFSI’s Smelter Database (as of March 29, 2017)
Metal:	Compliant Smelters:	Active Smelters:	In Communication:	Alleged Smelters
Gold	94	10	8	27
Tantalum	44	1	—	—
Tin	69	6	2	5
Tungsten	39	—	1	4
Total:	246	17	11	36

Of the total number of smelters identified, 175 smelters had associated mine disclosure information that was provided to us by CFSI. From this information, we determined that 151 of those smelters did not source 3TG from the Covered Countries. We also determined that the remaining 24 smelters sourced 3TG from Covered Countries and were certified as “conflict-free” by CFSI.

Additionally, we identified 4 “In Communication” status smelters initially as “high risk” due to their failure to successfully complete a CFSP audit. After further investigation, these smelters were removed from high risk status because they engaged with CFSI or other recognized audit organizations and made progress towards completing a smelter audit or otherwise taking requested corrective actions. Trimble issued a corrective action to the supplier that had listed such smelters. Such supplier has taken remedial actions to address conflict minerals in its processes and work with its supply chain to mitigate risk. Trimble continues to closely monitor the progress of this supplier and will consider additional corrective action if warranted.

Determination

Based on the measures we have taken, as described above, we do not have sufficient information to determine the country of origin of all of the 3TG contained in our products. Not all of the CFSP compliant smelters disclosed the origin of their minerals. In addition, the information provided by some suppliers was incomplete and unverifiable, and certain smelters identified by suppliers were not recognized by CFSI or were unknown to us so we were unable to determine the origin of minerals processed by such smelters.

However, based on the information provided by our suppliers, as well as information from CFSI and other third party sources, we believe the origin of 3TG processed by smelters known to us and contained in our products include the countries listed in Schedule B. As discussed above, the known smelters for which we had mine disclosure information, and that we believe processed 3TG originating from the Covered Countries, were all certified conflict-free by CFSI. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries may have directly or indirectly financed or benefited armed groups.

Future Due Diligence Measures

We intend to take the following measures in 2017 to further mitigate the risk that conflict minerals in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:

•	Continue to communicate with our suppliers regarding Trimble’s Conflict Mineral Policy and Supplier Requirements to ensure that suppliers appropriately assess their supply chains, in keeping with the principles of responsible sourcing and corporate social responsibility underlying Trimble’s Conflict Minerals Program;

•	Continue to motivate suppliers to provide accurate, valid and complete smelter information;

•	Require our suppliers to source from smelters that are certified as conflict-free or that are currently undergoing, or willing to undergo, an audit through the CFSP or another third party;

•	Provide conflict minerals training to Trimble’s new suppliers and other suppliers that appear to need assistance;

•	Review our supplier risk mitigation process to assess remedial and corrective actions that we may take to address situations where suppliers are unresponsive, provide incomplete information or continue to source from unknown smelters; and

•	Continue monitoring our supply chain activities, keep current with changes or updates in relevant laws and guidance, and update our related policies and procedures as appropriate.

Schedule A

Compliant, Active, and In Communication Smelters

Metal	Smelter Name	Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Schedule B

Countries of Origin List

Australia	Rwanda
Bolivia	Colombia
Brazil	Indonesia
China	Laos
Ethiopia	Mongolia
France	Myanmar
Guinea	Peru
Guyana	Portugal
India	Vietnam
Madagascar	Uganda
Malaysia	Austria
Namibia	Cambodia
Nigeria	Canada
Russia	Japan
Sierra Leone	Mexico
Thailand	Spain
United States of America	Uzbekistan
Zimbabwe	DRC
Burundi

B-1